                                    AGREEMENT

     THIS AGREEMENT ("Agreement") is entered into as of the 19th day of May, 1999, by and between Principal Life Insurance Company, f/k/a Principal Mutual Life Insurance Company ("Principal"), an Iowa corporation, and Coventry Health Care, Inc. ("Coventry"), a Delaware corporation.

     WHEREAS, Principal and Coventry are parties to certain agreements as identified herein; and

     WHEREAS, Principal and Coventry hereby desire, among other things, to terminate certain agreements, provide for the purchase by Principal of a certain preferred provider organization network from Coventry and provide for payment by Principal to Coventry of certain monies in consideration for the termination of the agreements, the purchase of the network and other matters as herein addressed.

     NOW, THEREFORE, for just and adequate consideration, the receipt and sufficiency of which is hereby acknowledged, Principal and Coventry hereby agree as follows:

     1. On the Closing Date, Principal shall pay to Coventry Twenty Million Dollars ($20,000,000.00).

     2. Effective as of the Closing Date, that certain Renewal Rights Agreement by and between Principal and Coventry's subsidiary Coventry Health and Life Insurance Company dated as of April 1, 1998 (the "Renewal Rights Agreement"), is terminated and shall be of no further force and effect and Coventry shall not retain any liabilities or obligations of any kind whatsoever relating to the business covered by the Renewal Rights Agreement.

     3. Effective as of the Closing Date, that certain Co-Insurance Agreement between Principal and Coventry Health and Life Insurance Company dated as of April 1, 1998 (the "Co-Insurance Agreement), is terminated and shall be of no further force and effect and Coventry shall not retain any liabilities or obligations of any kind whatsoever relating to the business covered by the Co-Insurance Agreement.

     4. Effective December 31, 1999, that certain License Agreement by and between Principal and Coventry dated as of April 1, 1998, is terminated. Effective June 30, 1999, Coventry will cease all references to it or its affiliates being "A Principal Financial Group Partner in Health Care" or any other similar reference.

     5. Pursuant to that certain Asset Purchase Agreement (the "Purchase Agreement") dated the date hereof by and between Principal's indirectly owned subsidiary, Admar Corporation ("Admar"), and Coventry, Coventry hereby agrees to sell, and Admar hereby agrees to buy, that certain preferred provider organization ("PPO") network known as the "Chicago PPO Network." A copy of the Purchase Agreement is attached hereto as Exhibit A.

     6. The twenty million dollar ($20,000,000) payment referenced in paragraph 1 shall be allocated for GAAP purposes as follows:

     Renewal Rights Agreement and Co-Insurance Agreement            $19,750,000
     Chicago PPO Network                                                250,000
                                                                    -----------
                                                                    $20,000,000

     7. Effective on the Closing Date, those two certain Administrative Agreements between Principal and Principal Health Care, Inc. (a predecessor of Coventry) dated February 1, 1996 regarding access to Coventry PPO networks ("the Administrative Agreements") shall each be deemed amended to provide the following:

- Principal shall receive most favored nation pricing on a market-by-market basis as compared to Coventry's new business written after the Closing Date.

- There shall be an annual review period during which the parties will negotiate rate increases, if any, in good faith on a market-by-market basis, provided no increase shall be greater than an amount equal to 106% of the fee then in effect for said market pursuant to such agreement.

     8. Principal and Coventry shall on or before the date hereof have executed those certain Principal Life Insurance Company Administrative Service Agreements with Principal Health Care of Kansas City, Inc. and Principal Health Care of St. Louis, Inc. for Point-of-Service Product (the "POS Agreements") for certain areas of Illinois and Kansas. Copies of the POS Agreements are attached hereto as Exhibits B-1 and B-2.

     9. Nothing in this Agreement shall affect Principal's obligations under the Management Services or Marketing Services Agreements dated as of April 1, 1998, by and between Principal and Coventry, or the Administrative Agreements.

     10. Coventry and its affiliates will cease marketing any Principal indemnity products on or before May 1, 1999. Principal and its affiliates will cease marketing any Coventry products on or before May 1, 1999.

     11. Any defined terms not defined in this Agreement shall be defined as provided in the Purchase Agreement.

     12. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereby agree as set forth above as of the date first set forth above.

                               PRINCIPAL LIFE INSURANCE COMPANY

                               By
                                  -----------------------------------------
                                        Its:
                                            -------------------------------

                               COVENTRY HEALTH CARE, INC.

                               By
                                  -----------------------------------------
                                        Its:
                                            -------------------------------